EXHIBIT 10.22

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A CONFIDENTIAL TREATMENT REQUEST. THE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH FOUR ASTERISKS [****].

The Big Company, LLC and Options Media Group Holdings, Inc., t/b/k/a PhoneGuard, Inc.

AGREEMENT

Product Parties:	Options Media Group Holdings, Inc., n/k/a PhoneGuard, Inc., a Nevada corporation, (hereinafter “OPMG/PhoneGuard”).

Other Parties:	The Big Company, LLC (“TBC”)

Product:
Software Application for portable and mobile communications  devices that provides monitoring, notification and service blocking to prevent text messaging activities and service while driving or riding in a moving vehicle, and also provide notices of excessive speed and location tracking of mobile device along with antivirus protection for smart phones.

Product Name:	DriveSafeTM and PhoneGuard® mobile software applications for smart phones.

Purpose:
Provide Justin Bieber and Remster 2, LLC (“Endorsement Party” and “Consulting Party, respectively”) and TBC to contract as Endorsement Party and Consulting Party to provide Spokesperson services for launch of national advertising and promotions campaign of the Product via all available digital and traditional media, including but not limited to mentions and placement at live events, on Twitter®, MySpace®, Facebook® and Endorsement Parties’ web pages.  OPMG/PhoneGuard shall also consult and provide input, guidance and approval of all print and broadcast promotional media for the advertising and promotions campaign. This Agreement is dependent upon Justin Bieber executing a binding Agreement or Term Sheet with OPMG/PhoneGuard in the form presented to TBC, or with such changes as are reasonable to OPMG/PhoneGuard, as indicated by OPMG/PhoneGuard’s execution of said Agreement or Term Sheet.

Territory:	North America, Central America and South America.

Term:	One year from the date of execution of this Term Sheet or such longer term as exists in any Agreement or Term Sheet with Endorsement Party and Consulting Party and OPMG/PhoneGuard.

Compensation:
OPMG/PhoneGuard is the licensee of the Software Application at issue for the Territory referenced herein and is a publicly traded company on the OTC Markets as “OPMG”, with 433,794,654 shares of common stock outstanding and a market cap of approximately $4,771,741. TBC will be issued by OPMG/PhoneGuard EIGHTEEN MILLION (18,000,000) shares of common stock,  TWELVE MILLION (37,000,000) one-year warrants, that are exercisable at $0.01 per share for the above referenced warrants and TWENTY FIVE MILLION (25,000,000) one-year warrants exercisable at $0.02 per share (together the “Issued Shares” and the warrants together the “Warrants”). If the Endorsement Party and Consulting Party renew their agreements with OPMG/PhoneGuard the terms of the Warrants shall be extended  for the same terms as the renewal agreements not to exceed a total exercise period of three years (the initial year plus up to two more years).

TBC’s shares and Warrants (and the shares into which they are convertible) shall be protected from dilution as follows: TBC shall have (i) so-called “full ratchet” anti-dilution protection from subsequent issuances of Common Stock (or warrants or other instruments convertible into Common Stock) either for no consideration or for a lower cost per share than the exercise price of the Warrants (as set forth below), except for Exempt Issuances (as defined below), and Company further agrees to an adjustment to be negotiated in good faith with TBC to protect the value of TBC’s Warrants from the financial dilution inherent in any issuance of Common Stock (or warrants or other instruments convertible into Common Stock) at a price per share (or exercise price per share) of less than the fair market value of such security at the time of issuance (if higher than the Exercise Price of the Warrants), provided that no such adjustment shall be required in the case of public offering of any such security at a customary discount from fair market value per common practice in the securities industry among arms-length parties trying in good faith to maximize the value of the offering to the issuer (ii) the pre-emptive rights set forth below, (iii) customary adjustments for stock splits or share dividends as set forth below, and (iv) protection against Company’s distribution of cash or property prior to TBC’s exercise of the Warrants as set forth below. Exempt Issuances shall mean issuances amounting, in the aggregate, to less than ten percent (10%) of the currently outstanding shares of Common Stock as of the date hereof, in connection with strategic partnerships. OPMG/PhoneGuard covenants that the shares, when issued pursuant to the exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. The number of and kind of securities purchasable upon exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time as follows: (a) if OPMG/PhoneGuard shall at any time prior to the expiration of the Warrants subdivide the shares or underlying Common Stock, by split-up or otherwise, or combine the shares or underlying Common Stock, or issue additional shares of its Common Stock as a dividend, the number of shares issuable on the exercise of the Warrants shall be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of shares purchasable under the Warrants (as adjusted) shall remain the same. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided above), then the Company shall make appropriate provision so that the holder of the Warrants shall have the right at any time prior to the expiration of the Warrants to purchase, at a total price equal to that payable upon the exercise of the Warrants, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares as were purchasable by the holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same. Company and TBC agree that in the event of distributions of cash (including dividends, for the avoidance of doubt) or property (other than Common Stock) prior to TBC’s exercise of the Warrants, TBC shall be entitled to its share of such distributions on a real time basis, as and when they are made, to the same extent as if TBC had exercised all of its Warrants prior to any such distribution. Except for Exempt Issuances, if Company shall issue, on or after the date upon which the Warrants are issued to TBC, any additional Common Stock, warrants or other securities convertible into Common Stock, either without consideration or for a consideration per share less than the Exercise Price applicable to the Warrants in effect immediately prior to the issuance of such additional securities, the Exercise Price for the Warrants in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause) be adjusted to an Exercise Price equal to the price paid (or payable in the case of a warrant, etc.) per share for such additional security, and the number of shares of Common Stock for which the Warrants are exercisable shall be proportionately increased so that TBC shall still have the right to acquired the same aggregate percentage interest of the fully-diluted Common Stock as may be calculated from the numbers above . When any adjustment is required to be made pursuant to the foregoing provisions, the Company shall promptly notify the holder of such event and of the number of shares or other securities or property thereafter purchasable upon exercise of the Warrants. The Company agrees during the term the rights under the Warrants are exercisable to reserve and keep available from its authorized and unissued shares for the purpose of effecting the exercise of the Warrants such number of shares of Common Stock for issuance upon conversion of the Warrants as shall from time to time be sufficient to effect the exercise of the rights under the Warrants. Company agrees not take any action with the intent of undermining the effect of the anti-dilution provisions, and agrees to act in good faith and make appropriate adjustments to the conversion price (and number of shares into which the Warrants are convertible) for events which are not specifically dealt with herein. In the event OPMG/PhoneGuard desires to issue additional Common Stock (or warrants or other instruments convertible into Common Stock) at a price per share (or exercise price per share) greater than the fair market value of such security at the time of issuance and greater than the Exercise Price of the Warrants, OPMG/PhoneGuard shall give written notice of the intent to issue such additional securities to TBC. For a period of time after such notice by OPMG/PhoneGuard equivalent to the time remaining on the unexercised Warrants, if any, plus thirty (30) days, TBC shall have an irrevocable first option to purchase at the issuing price up to the number of shares (or rights to purchase shares) of the additional Common Stock or security. For the avoidance of doubt, the foregoing pre-emption right shall not be applicable in the case of stock issued by Company for the purpose of acquiring an unaffiliated company in a merger, except to the extent other holders of Common Stock are entitled to such pre-emption rights.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A CONFIDENTIAL TREATMENT REQUEST. THE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH FOUR ASTERISKS [****].

Additionally, effective as of March 1, 2011, OPMG/PhoneGuard will retain TBC as a consultant for one (1)  year as additional consideration for its services in securing Endorsement Party and Consulting Party and other good and valuable consideration. The consultancy fee payable to TBC shall be TWENTY THOUSAND AND NO/100 DOLLARS ($20,000) per month, which fee shall accrue until OPMG/PhoneGuard closes a financing of at least $5,000,000. Provided, however, if prior to the closing of the $5,000,000 OPMG/PhoneGuard closes a bridge financing of at least $500,000 or enters into a factoring agreement, OPMG/PhoneGuard shall pay TEN THOUSAND AND NO/100 DOLLARS ($10,000) per month and the remaining TEN THOUSAND AND NO/100 DOLLARS ($10,000) per month Consultant’s Fee due TBC will continue to accrue as provided above. The Consultant’s fees paid to TBC will be deducted from sales royalties payable to TBC with credits to OPMG/PhoneGuard. TBC’s duties will consist of marketing the Software Applications directly and through working with Justin Bieber and Remster 2, LLC. Any breach by TBC of the Consulting duties shall only impact payment of the monthly fees set forth above and not other royalty or other amounts otherwise payable to TBC hereunder.

TBC have the right to have one person serve on the Board of Directors of OPMG/PhoneGuard at all times during the Term of this Agreement.

Additionally, TBC shall receive the following payment amounts for of all sales of the Product by OPMG/PhoneGuard in the Territory, as follows:

•
Payment by OPMG/PhoneGuard to TBC of a sales royalty amount equal to a percentage of the of the net profit as described below, which is defined as deducting from the gross sales sums received by OPMG/PhoneGuard for each Software Application sold by OPMG/PhoneGuard in the Territory [****]:

[****] are amortized under Generally Accepted Accounting Principles or when applicable, International Financial Reporting Standards, all sales royalties payable to Justin Bieber, Remster 2, LLC, DB Technologies, LLC and Last Gang Management, Inc. and for wholesale sales where OPMG/PhoneGuard does not sell directly to consumers, the commissions payable to sales representatives and companies. The percentage payable shall be [****] for direct annual sales to consumers and [****] on monthly sales where [****] payments have been made ([****]) and [****] on wholesale sales. The costs other than commissions and sales royalties referred to above shall be [****] per Software Application per person. In determining the gross sales sums received by OPMG/PhoneGuard, all taxes, tariffs, duties or fees deducted by purchasers or other third parties shall not be considered as having been received by OPMG/PhoneGuard. Furthermore, in calculating the sales royalties for the annual sales to consumers, an additional [****] shall be deducted by OPMG/PhoneGuard after multiplying the net sales price by [****] for the individual plan and [****] deducted for the family plan.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A CONFIDENTIAL TREATMENT REQUEST. THE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH FOUR ASTERISKS [****].

•	All sales royalty payments to TBC will be paid directly by OPMG/PhoneGuard to TBC or its designee and shall be computed and paid not later than the [****] following receipt by OPMG/PhoneGuard.

•
The sales royalty amounts only begin if Justin Bieber is acting as Spokesperson for the Product. All sales completed before the date Justin Bieber begins officially acting as Spokesperson for OPMG/PhoneGuard, e.g., pursuant to a term sheet or other contractual agreement, shall be paid in accordance with the above, but only to the extent it can be shown that the sales are attributable to TBC’s promotional efforts.

Additional Shares Option:
For good and valuable additional consideration, the receipt and sufficiency of which is hereby acknowledged by OPMG/PhoneGuard, TBC is granted the following options to purchase additional shares of OPMG/PhoneGuard common stock:

•
TBC shall have an option, exercisable within ten (10) business days of the date it receives any sales report from OPMG/PhoneGuard beginning during the initial twenty-four (24) month period following execution of this Agreement, to cause OPMG/PhoneGuard to issue TBC up to fifty percent (50%) of the sales royalties due TBC in shares of OPMG/PhoneGuard common stock in lieu of payment of the royalty, at the option price of $0.01 per share for up to FIFTY MILLION (25,000,000) shares of common stock, payable during an individual sales reporting period or multiple sales reporting periods until the option has been fully exercised.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER A CONFIDENTIAL TREATMENT REQUEST. THE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH FOUR ASTERISKS [****].

Payment Adjustments:
In the event of any refunds or adjustments made by OPMG/PhoneGuard to customers, sales agents and carriers, OPMG/PhoneGuard will be entitled to a credit upon sustaining the refund or adjustment on a cash basis.

•
If OPMG/PhoneGuard or its designee makes any overpayment to TBC, TBC will reimburse OPMG/PhoneGuard for such over-payment [****]of receipt of written notice of same. OPMG/PhoneGuard also may deduct the amount of the over-payment from any payments due or becoming due to TBC. If OPMG/PhoneGuard pays TBC any amounts for sales of the Product which sales proceeds are returned later, those Payments will be considered overpayments. OPMG/PhoneGuard may at any time elect to utilize a different method of computing royalties so long as such method does not decrease the net monies received by or credited to TBC hereunder. In the event of any actual refunds or adjustments made by OPMG/PhoneGuard to customers, sales agents and carriers, OPMG/PhoneGuard will be entitled to a credit from TBC for any previously paid sales royalties attributable thereto upon sustaining the refund or adjustment on a cash basis. After the expiration of the Term, no statements shall be required for periods during which no additional payments accrue unless TBC gives OPMG/PhoneGuard, or its designee, a written request therefore before the expiration of the [****] accounting period to which the desired statement relates. If any deductions for any taxes, tariffs, duties or fees are required, or if any Licensee deducts any such taxes, tariffs, etc. from its payments to OPMG/PhoneGuard, OPMG/PhoneGuard may deduct a proportionate amount of those taxes from TBC’s royalties, on the same basis and in the proportionate ([****]) amount as OPMG/PhoneGuard’s royalties are reduced. OPMG/PhoneGuard will provide notice to TBC of any such deductions with the next [****] accounting and payment, along with supporting documentation regarding same.

Audit:
OPMG/PhoneGuard will maintain books and records which report the sales or other exploitations of the Product hereunder on which payments hereunder are payable to TBC.  TBC may, at its sole expense, designate a certified public accountant ("CPA") or other qualified representative to examine those books and records, as provided in this paragraph only.  Such examination: (a) may be made only for the purpose of verifying the accuracy of the statements sent by OPMG/PhoneGuard; (b) may be made for a particular statement only once and only within three (3) years after the date when OPMG/PhoneGuard sent that statement; and (c) may be made only during OPMG/PhoneGuard's usual business hours, and at the place where it keeps the books and records to be examined, and upon reasonable notice to OPMG/PhoneGuard.  (OPMG/PhoneGuard will be deemed conclusively to have sent each statement on the dates prescribed above unless TBC notifies OPMG/PhoneGuard otherwise, with respect to any statement, within ninety (90) days after that date.)  No examination may be made of any records that do not specifically report sales, returns or other distributions of the Product or other transactions on which payments are due TBC (or calculation of Fixed Costs or Retained Share). Notwithstanding the foregoing, TBC will be permitted to examine records that reflect the number of subscriptions sold, any movement of OPMG/PhoneGuard's inventory of such Software Applications, and any credits or rebates that are given in respect of such Software Applications, for each accounting period that is the subject of the audit.  Further, such examination shall be conditioned upon the CPA's written agreement to OPMG/PhoneGuard that the CPA will not voluntarily disclose any findings to any Person or entity other than TBC, its attorney or other advisers.

If TBC has any objections to a royalty statement, they will give OPMG/PhoneGuard specific notice of that objection and the reasons for it within three (3) year after the date that OPMG/PhoneGuard is deemed to have sent that statement.  Each royalty statement will become conclusively binding at the end of that three (3) period, and TBC will no longer have any right to make any other objections to it.  TBC will not have the right to sue OPMG/PhoneGuard in connection with any royalty accounting, or to sue OPMG/PhoneGuard for royalties from Product sales or subscriptions sold or receipts derived by OPMG/PhoneGuard during the period a royalty accounting covers, unless TBC commences the suit within six (6) months after the end of that three (3)  year period.  If TBC commences suit on any controversy or claim concerning royalty accountings rendered to TBC under this Term Sheet Agreement and any subsequent Agreement, the scope of the proceeding will be limited to determination of the amount of the payments due for the accounting periods concerned, and the court will have no authority to consider any other issues or award any relief except recovery of any payments found owing. Recovery of any such royalties will be the sole remedy available to TBC by reason of any claim related to OPMG/PhoneGuard's royalty accountings. Without limiting the generality of the preceding sentence, TBC will not have any right to seek termination of this Agreement or subsequent Agreement or avoid the performance of its obligations under it by reason of any such claim. The preceding three sentences will not apply to any item in a royalty accounting if TBC establishes that the item was fraudulently misstated.

Interest:	Interest will not be payable on any amounts paid to TBC, except for those amounts that are due without dispute and are paid late, with thirty (30) days grace period.

Confidentiality:
The Parties will enter into a separate Confidentiality Agreement. Until such time, all matters, materials, terms and discussions relating to this Agreement shall be kept strictly confidential as though such a reasonable and customary in the software development and marketing industry confidentiality agreement were in place, the disclosure of which may result in legal action by OPMG/PhoneGuard or TBC to recover all available legal and equitable relief. This Agreement shall be governed in its entireties by and construed in accordance with the laws of the State of Florida without regard to the principles of conflicts of law.  Venue for any legal action relating to or arising from this Agreement shall lie exclusively in the State and federal Courts of Volusia County, Florida. In the event that a legal action is brought to enforce, interpret or in any manner relating to or arising from this Agreement, the prevailing party shall be entitled to recover its costs of courts, including all attorneys' fees at all trial and appellate levels, which sum shall include costs associated with reasonable attorneys' travel, reasonable investigative and expert witness costs and reasonable paralegal fees.

Legal Expenses:	Each party will bear their own fees and costs relating to this Term Sheet Agreement and any subsequent agreements that may arise herefrom.

Documentation:
All subsequent documentation, to the extent required, will be jointly prepared by counsel for the OPMG/PhoneGuard or its designee and TBC or its designee and will be in the form and on terms acceptable to TBC. Until such time, this Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein, and supersedes in its entirety any and all agreements or communications, whether written or oral, previously or contemporaneously made in connection with the matters herein.  Any agreement to amend or modify the terms and conditions of this Agreement must be in writing and executed by the parties hereto. This Agreement may be executed and delivered in two or more counterparts each of which shall be deemed an original and all of which together shall constitute one instrument.  A facsimile or photocopy of a signature on this Agreement shall constitute an original for all purposes.

Subsequent Employment:
OPMG/PhoneGuard will use all best efforts to cause Cellular Spyware, Inc. to engage TBC for agency, consulting, marketing and promotional services for the DriveSafeTM and PhoneGuard® mobile software applications in the World markets, which for the purposes of this Agreement shall be defined as the entirety of the planet Earth, exclusive of North America, Central America and South America.

Survival of Terms:
If a court of competent jurisdiction invalidates any provision of this Agreement, then all of the remaining provisions of this Agreement shall remain in full force and effect, provided that both parties hereto may still effectively realize the complete benefit of the promises and considerations conferred hereby. The parties agrees that the terms applicable to the warrants and shares (including term, exercise price, anti-dilution protection, etc.) and the calculation of the revenue percentages set forth herein shall be provided on a most favored nations basis with the terms applicable to Justin Bieber or Remster 2, LLC or Last Gang in their respective agreements with OPMG/PhoneGuard.

Capacity:
The parties acknowledge and agree that this Agreement has been entered into without duress and that each party has the authority to fully bind the person or entity they enter this agreement on behalf of and any argument of lack of capacity is specifically waived. The parties acknowledge and agree that each party and its counsel, and counsel being retained as is deemed appropriate in the sole discretion of each party doing so, if at all, have reviewed and revised this Agreement and that the normal rule of construction, to the effect that any ambiguities are to be resolved against the drafting party, shall not be employed in the interpretation of this Agreement.

Agreed this 2nd day of May, 2011.

For The Big Company, LLC:

_____________________________________________
By: Keith St. Clair, Manager.

Agreed this 2nd day of May, 2011.

For Options Media Group Holdings, Inc., t/b/k/a PhoneGuard, Inc.:

_____________________________________________
By: Scott Frohman, CEO